Exhibit 14.4

Consent of Roscoe Postle Associates Inc.

Exhibit To Form 20-F

March 9, 2006

Silver Standard Resources Inc.

Suite 1180, 999 West Hastings Street

Vancouver, BC

Canada V6C 2W2

Dear Sirs:

Re:	Reports on the Bowdens Project, Australia and Sunrise Lake Property, Canada.

Roscoe Postle Associates Inc.:

•

has reviewed the summary of the estimate of resources at the Bowdens Project in Australia and the Sunrise Lake Property in Canada included in the Form 20-F for the year ended December 31, 2005 of Silver Standard Resources Inc. (“Silver Standard”) to be filed with the Securities and Exchange Commission in the United States and with the Canadian Securities Administrators in Canada;

•	confirms that each summary of an estimate of resources concurs with the estimate contained in our reports prepared for the Bowdens Project in Australia and the Sunrise Lake Property in Canada;
•	consents to being referenced in the Form 20-F for the year ended December 31, 2005 of Silver Standard; and
•	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2005 of Silver Standard.

Yours Sincerely,

Roscoe Postle Associates Inc.

/s/ C.S. Wallis
__________________________________
C.S. Wallis P. Geo.
General Manager Vancouver